                            STOCK PURCHASE AGREEMENT

                                      AMONG

    DIANE PERKINS, REVOC GROUP II, LTD., CONFIDA CORPORATE FINANCE, LTD., JOSE MATTO, XPRESS, LTD., ANNA VIRGINIA CHAVEZ, AND ARVIMEX, INC., AS SELLERS

                                       AND

                      NAVIGATOR VENTURES INC., AS PURCHASER







                                NOVEMBER 4, 2002

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") has been made and entered into as of this 4th day of November, 2002, between Diane Perkins, Revoc Group II, Ltd., Confida Corporate Finance, Ltd., Jose Matto, Xpress, Ltd., Anna Virginia Chavez, and Arvimex, Inc., individuals and corporations resident in Florida ("Sellers"), and Navigator Ventures Inc., a Nevada Corporation (the "Purchaser").

                                R E C I T A L S:

A. The parties hereto desire to effect a stock sale (the "Stock Sale") pursuant to which Purchaser will purchase from the Sellers an aggregate of 100 shares (the "Transferred Shares") of the common stock of Golden Apple Holding Company Inc., a Florida corporation (the "Company"), par value $1.00 per share (the "Company Stock"), to be purchased by Purchaser for the consideration set forth herein. The Transferred Shares represent all of the issued and outstanding stock of the Company.

B. Pursuant to the Stock Sale, the Sellers will sell, and Purchaser will purchase, the Transferred Shares.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

                                    ARTICLE I.
                                   DEFINITIONS

The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

"AFFILIATE" shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity which controls such person.

"AGREEMENT" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement.

"CLOSING" shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time.

"CLOSING DATE" shall mean five days from the date of this agreement plus any extension as provided herein, or such other date as agreed in writing to by the parties on which the Closing occurs.

"CLOSING DOCUMENTS" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

"CODE" shall mean the Internal Revenue of 1986, or any successor law, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.

"ENCUMBRANCE" shall mean any charge, claim, encumbrance, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership other than (a) liens for taxes not yet due and payable, or (b) liens that secure the ownership interests of lessors of equipment.

"EXCHANGE  ACT"  shall  mean  the  Securities  Exchange Act of 1934, as amended.

"GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods.


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"INVESTMENT LETTER" shall mean the investment letter in the form attached hereto as  Appendix  A.

"MATERIAL ADVERSE EFFECT" means any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to the designated party.

"ORDINARY COURSE OF BUSINESS" shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the Board of Directors of the designated party.

"SEC"  shall  mean  the  Securities  and  Exchange  Commission.

"SECURITIES  ACT"  shall  mean  the  Securities  Act  of  1933,  as  amended.

"TAXES" shall include federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

"TRANSACTION"  shall  mean  the  Stock  Sale  contemplated  by  this  Agreement.

The  following  appendices  and  schedules are attached to and form part of this
Agreement:

              APPENDICES
              ----------

              DESCRIPTION

              Appendix  A    Investment  Letter


              SCHEDULES
              ---------

              DESCRIPTION

              Schedule  2.1     Selling Shareholder's Share Ownership

              Schedule  3.1.12  Purchaser  SEC  Documents

              Schedule  5.2.1   Directors of Purchaser upon Closing


                                    ARTICLE II.
                                 THE TRANSACTION

2.1 STOCK SALE. Subject to the terms and conditions of the Closing Documents, the Sellers hereby agree to sell, transfer and deliver to Purchaser, and Purchaser hereby agree to purchase and accept, the Transferred Shares, in consideration for the delivery of 2,250,000 common shares of the Purchaser (the "Purchase Price") by Purchaser to Sellers to be distributed pro-rata based on share ownership detailed in Schedule 2.1.


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2.2.  SECURITIES  LAW  MATTERS.

     2.2.1. Private Offering. The Parties understand that the Transferred Shares to be acquired and delivered to the Sellers pursuant to the terms of this Agreement will not be registered under the Securities Act, but will be transferred in reliance upon exemptions available for private transactions, and that each is relying upon the truth and accuracy of the representations set forth in the Investment Letter signed by each of the Sellers and delivered concurrently with the execution of this Agreement. Each certificate representing the Transferred Shares in the name of the Sellers pursuant to the terms of this Agreement shall bear the following legend:


     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

3.1. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers hereby represent and warrant to Purchaser that:

     3.1.1. Organization of the Company; Foreign Qualification. The Company is duly organized, validly existing, and in good standing under the laws of the state of Florida and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. Each of the Company and the Sellers have the full power and authority (corporate or otherwise) to execute, deliver and perform their respective obligations under this Agreement and the Closing Agreements to which it is a party. A complete set of the Company's corporate records, including its Certificate of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Purchaser. The Company is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.

     3.1.2.  Capitalization;  Ownership  of  Transferred  Shares.


          3.1.2.1. The Company has an authorized capital stock consisting of 100 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding. All of the shares of Company Stock have been validly issued, fully paid, are non-assessable, and were issued in compliance with any preemptive or similar rights and in compliance with applicable federal and state securities laws. All shares held by the Sellers were issued in compliance with the exemption set forth in Section 4(2) of the Securities Act.

          3.1.2.2. The Company does not have any outstanding subscriptions, options, preferred stock, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating the Company to issue, or to transfer from treasury, any shares of its capital stock or membership interests, as applicable, of any class or kind, or securities convertible into such stock or interests. No persons who are now holders of Company Stock, and no persons who previously were holders of Company Stock, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights.

          3.1.2.3. There is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of Company Stock. Neither the Company nor any of its Affiliates, is under any obligation, contract or other arrangement to register (or maintain the registration of) any of its or their securities under federal or state securities laws.


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          3.1.2.4.  Neither  the  Company  nor  the  Sellers  is  a party to any agreement, voting trust, proxy or other agreement or understanding of any character, whether written or oral, with any other stockholders of the Company with respect to or concerning the purchase, sale or transfer or voting of the Company Stock or any other security of the Company.

          3.1.2.5. Neither the Company nor the Sellers has any legal obligations, absolute or contingent, to any other person or entity to sell the assets, or any capital stock or any other security of the Company or any of its subsidiaries or affect any merger, consolidation or other reorganization of the Company or any of its subsidiaries or to enter into any agreement with respect thereto, except pursuant to this Agreement.

          3.1.2.6. The Sellers are the sole beneficial and record holders of the Transferred Shares. The Sellers hold the Transferred Shares free and clear of any Encumbrance of any kind whatsoever. The Transferred Shares represent all of the issued and outstanding common stock of the Company.

     3.1.3. Subsidiaries. The Company does not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business.

     3.1.4. Real Estate. The Company does not own any real estate or any interest in any real estate.

     3.1.5. Authority Relative to the Closing Documents; Enforceability. The Sellers are not suffering from any legal disability which would: (a) prevent them from executing, delivering or performing their obligations under the Closing Documents or consummating the Transaction, (b) make such execution, delivery, performance or consummation voidable or subject to necessary ratification, and (c) require the signature or consent of any third party in connection therewith for the Transaction to be binding and enforceable against the Sellers and their property. The Closing Documents have been duly and validly executed and delivered by the Sellers and each constitutes the legal, valid and binding obligation of the Sellers, enforceable against them in accordance with their respective terms, except insofar as the enforcement thereof may be limited by the Insolvency/Equity Exceptions.

     3.1.6. Title to Assets. The Company has good and marketable title free and clear of any Encumbrance in and to all of the assets and properties identified to Purchaser.

     3.1.7. Material Contracts. Except as disclosed to Purchaser, the Company is not a party to or bound by any agreement or contract.

     3.1.8. Labor Matters. There are presently no employment or consulting contracts with, or covenants against competition by, any present or former employees of the Company.

     3.1.9. Compliance with Other Instruments; Consents. Neither the execution of any Closing Document nor the consummation of the Transaction will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of the Company under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which the Company is bound.

     3.1.10. Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending against the Company, nor is the Company subject to any existing judgment which might affect the financial condition, business, property or prospects of the Company; nor has the Company received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

     3.1.11. Taxes. The Company either: (a) has timely filed with the appropriate taxing authority all Tax and information returns required to have been filed by the Company or (b) has timely filed for any required extensions with


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regard  to  such  returns.  All  Taxes  of  the Company have been paid (or estimated Taxes have been deposited) to the extent such payments are required prior to the date hereof or accrued on the books of the Company. The returns were correct when filed. There are no pending investigations of the Company concerning any Tax returns by any federal, state or local Taxing authority, and there are no federal, state, local or foreign Tax liens upon any of the Company's assets.

     3.1.12. Compliance with Law and Government Regulations. The Company is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting the Company or its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

     3.1.13. Trade Names and Rights. The Company does not own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Company's business.

     3.1.14. Full Disclosure. None of the representations and warranties made by the Sellers herein, or in any Closing Document furnished or to be furnished by them hereunder contain or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

3.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to Sellers that:

     3.2.1. Organization of Purchaser; Foreign Qualification. Purchaser is duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. Purchaser has the full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and the Closing Agreements to which it is a party. A complete set of Purchaser's corporate records, including its Certificate of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Sellers. Purchaser is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.

     3.2.2.  Capitalization;  Ownership  of  Transferred  Shares.


          3.2.2.1. Purchaser has an authorized capital stock consisting of 45,000,000 shares of common stock, par value $0.001 per share, of which 2,250,000 shares are issued and outstanding. All of the shares of Company Stock have been validly issued, fully paid, are non-assessable, and were issued in compliance in compliance with applicable federal and state securities laws. All shares held by the Sellers were issued pursuant to a form SB2 registration statement filed under the Securities Act.

          3.2.2.2. Purchaser does not have any outstanding subscriptions, options, preferred stock, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating Purchaser to issue, or to transfer from treasury, any shares of its capital stock or membership interests, as applicable, of any class or kind, or securities convertible into such stock or interests. No persons who are now holders of Purchaser's common stock, and no persons who previously were holders of Purchaser's common stock, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights.

          3.2.2.3. There is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of Purchaser's common stock. Neither Purchaser nor any of its Affiliates, is under any obligation, contract or other arrangement to register (or maintain the registration of) any of its or their securities under federal or state securities laws.

          3.2.2.4. Purchaser is the sole beneficial and record holders of the Purchase Price Shares.


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     3.2.3. Subsidiaries. Purchaser does not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business, except as disclosed in the SEC Documents.

     3.2.4. Real Estate. Purchaser does not own any real estate or any interest in any real estate, except as disclosed in the SEC Documents.

     3.2.5. Authority Relative to the Closing Documents; Enforceability. Purchaser is not suffering from any legal disability which would: (a) prevent it from executing, delivering or performing its obligations under the Closing Documents or consummating the Transaction, (b) make such execution, delivery, performance or consummation voidable or subject to necessary ratification, and
(c) require the signature or consent of any third party in connection therewith for the Transaction to be binding and enforceable against Purchaser and its property. The Closing Documents have been duly and validly executed and delivered and each constitutes the legal, valid and binding obligation, enforceable against Purchaser in accordance with their respective terms, except insofar as the enforcement thereof may be limited by the Insolvency/Equity Exceptions.

     3.2.6. Material Contracts. Except as disclosed in the SEC Documents, Purchaser is not a party to or bound by any agreement or contract. Purchaser represents and warrants that all of its Material Contracts, including its mining lease, are terminable unilaterally by Purchaser without penalty or restriction.

     3.2.7. Labor Matters. There are presently no employment or consulting contracts with, or covenants against competition by, any present or former employees of Purchaser. Purchaser has no employees other than its sole officer.

     3.2.8. Compliance with Other Instruments; Consents. Neither the execution of any Closing Document nor the consummation of the Transaction will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of Purchaser under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which Purchaser is bound.

     3.2.9. Financial Statements. Purchaser's audited financial statements (the "Purchaser Financial Statements") for the year ended December 31, 2001 and unaudited quarterly financial statements for the six month period ended June 30, 2002, copies of which have been delivered to Purchaser, are true and complete in all material respects, and have been prepared in accordance with GAAP for the period covered by such statements, and fairly present, in accordance with GAAP, the properties, assets and financial condition of Purchaser, and results of its operations as of the dates and for the periods covered thereby. Except as may be disclosed in the SEC Documents, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Purchaser, taken as a whole, from that reflected in the Purchaser Financial Statements. As of the date hereof, Purchaser does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, unmatured, contingent, or otherwise, whether due or to become due. There are and will be a closing no accounts payable and no liabilities owed by Purchaser, except for an accounting expense of approximately $1500 for the preparation and filing of the Company's 10QSB and any transfer agent fees related to the issuance of Purchasers common stock to the Sellers.

     3.9.10. Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending against Purchaser, nor is Purchaser subject to any existing judgment which might affect the financial condition, business, property or prospects of Purchaser; nor has Purchaser received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

     3.2.11. SEC Documents. Purchaser has furnished or made available to Sellers a true and complete copy of each report, schedule, registration statement and proxy statement filed by Purchaser with the SEC since the inception of Purchaser (as such documents have since the time of their filing been amended, the "SEC Documents"), a list of which is attached as Schedule 3.1.12. Purchaser has timely filed with the SEC all documents required to have been filed pursuant


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to  the  Securities  Act and the Exchange Act. As of their respective dates, the
SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.2.12. Taxes. Purchaser either: (a) has timely filed with the appropriate taxing authority all Tax and information returns required to have been filed by Purchaser or (b) has timely filed for any required extensions with regard to such returns. All Taxes of Purchaser have been paid (or estimated Taxes have been deposited) to the extent such payments are required prior to the date hereof or accrued on the books of Purchaser. The returns were correct when filed. There are no pending investigations of Purchaser concerning any Tax returns by any federal, state or local Taxing authority, and there are no federal, state, local or foreign Tax liens upon any of Purchaser's assets.

     3.2.13. Compliance with Law and Government Regulations. Purchaser is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting Purchaser or its properties or the operation of its business. Purchaser is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

     3.2.14. Trade Names and Rights. Purchaser does not use any trademark, service mark, trade name, or copyright in its business, nor does it own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of Purchaser's business.

     3.2.15. OTCBB Status. Purchaser is currently eligible for trading on the Over-the-Counter Bulletin Board ("OTCBB"), and Purchaser does not have any ----- reason to believe that its current market makers will cease to make a market following the Closing. Purchaser shall take all necessary action to continue to maintain its eligibility for quotation on the OTCBB.

     3.2.16. Investment Company Act. Purchaser is not, and upon completion of the Transaction will not be, subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     3.2.17. Full Disclosure. None of the representations and warranties made by Purchaser herein, or in any Closing Document furnished or to be furnished by them hereunder contain or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                   ARTICLE IV.
               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES


4.1. FILING WITH SECURITIES AND EXCHANGE COMMISSION. Upon the consummation of this Agreement, if required to do so by law, Purchaser shall file with the SEC an Information Statement on Schedule 14F (the "Schedule 14F") or such other documents as may be required, disclosing the anticipated resignation of the current directors and appointment of the anticipated new directors as provided herein, in a form that will satisfy the requirements of law. The parties agree to cooperate in the preparation and filing of such report or any other filings to be filed with the SEC.

4.2. BROKERS OR FINDERS. Each party agrees to hold the others harmless and to indemnify them against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder's fee, advisory fee or like payment from such other party based upon actions of the indemnifying party in connection with the Transaction.


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Page 7

                                    ARTICLE V.
                               CLOSING DELIVERIES

5.1. THE CLOSING. The Closing shall take place on or before the Closing Date (unless such date is extended by the mutual agreement of the parties) at such location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Sellers and Purchaser, provided such undertakings are satisfactory to each party's respective legal counsel.


5.2. DELIVERIES BY THE PURCHASER. Purchaser hereby agrees to deliver, or cause to be delivered, to Sellers the following items on Closing:

     5.2.1. Certified Resolutions. Copies of the resolutions, certified by an officer of Purchaser, of the Board of Directors of Purchaser: (a) duly electing the persons set forth on Schedule 5.2.1 to serve as directors of Purchaser effective on the business day following the expiration of the ten-day period following the filing of the Schedule 14F with the SEC and mailing thereof to the stockholders of the Company (the "RESIGNATION DATE"); and (b) approving the terms of this Agreement for purposes of Nev. Rev. Stat. Sec. 78.438(1) and
78.378  -  78.3793.

     5.2.2. Resignations. A copy of the resignations of the existing directors and officers of Purchaser, to be effective as of the Resignation Date.

     5.2.3. Termination of Contracts. Evidence satisfactory to the Sellers that mining lease and all payables and liabilities have been terminated effective as of the Resignation Date without any payment by, or continuing liability to, the Company.

     5.2.4. Stock Certificates. A stock certificate or certificates representing the Purchase Price Shares issued in the name of Sellers.

     5.2.5. Transfer Agent Direction. A direction of the Company to the Company's transfer agent to register the Purchase Price Shares in the name of the Purchaser with the legend set forth in paragraph 2.2.1 of this Agreement or such legend as is otherwise required by law.

     5.2.6.  Investment  Letter.  The  Investment Letter, executed by Purchaser.

5.3. DELIVERIES BY SELLERS. Sellers hereby agree to deliver to the Purchaser the following items on Closing:


     5.3.1. Certified Resolutions. Copies of the resolutions, certified by an officer of the Company, of the Board of Directors of the Company approving the terms of this Agreement, and a copy of the resolution of the shareholders of the Company approving the sale of the Transferred Shares.

     5.3.2. Stock Certificates. A stock certificate or certificates representing the Transferred Shares, together with such stock powers, legal opinions and all other documentation required by the Company's transfer agent to reissue such shares in the name of Purchaser.

     5.3.3. Transfer Agent Direction. A direction of Purchaser to its transfer agent to register the Transferred Shares in the name of the Sellers with the legend set forth in paragraph 2.2.1 of this Agreement or such legend as is otherwise required by law.

     5.3.4.  Investment  Letter. The Investment Letter, executed by the Sellers.


--------------------------------------------------------------------------------
Page 8

                                   ARTICLE VI.
             CONDITIONS PRECEDENT TO PURCHASER' OBLIGATION TO CLOSE

Purchaser's obligation to purchase the Transferred Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

6.1. PERFORMANCE OF CONVENANTS. The Sellers shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.3 of this Agreement.

6.2. ACCURACY OF REPRESENTATIONS. All of Sellers' representations and warranties in this Agreement (considered collectively), and each of Sellers' representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                                 ARTICLE VII.
              CONDITIONS PRECEDENT TO SELLERS'S OBLIGATION TO CLOSE

The Sellers' obligation to sell the Transferred Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):


7.1. PERFORMANCE OF COVENANTS. Purchaser shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.2 of this Agreement.

7.2. ACCURACY OF REPRESENTATIONS. All of Purchaser's representations and warranties in this Agreement (considered collectively), and each of Purchaser's representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                                  ARTICLE VIII.
                           SURVIVAL OF REPRESENTATIONS

8.1 REPRESENTATIONS TO SURVIVE CLOSING. The representations and warranties of the Sellers and Purchaser contained herein or in any document furnished pursuant hereto shall survive the Closing of the Transaction for a period of one year following the Closing. Each party acknowledges and agrees that, except as expressly set forth in this Agreement or any Closing Document, no party has made (and no party is relying on) any representation or warranties of any nature, express or implied, regarding any or relating to any of the transactions contemplated by this Agreement.


                                   ARTICLE IX.
                                  MISCELLANEOUS

9.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered if delivered by hand, by telecopier, by courier or mailed by certified or registered mail, postage prepaid, addressed to the following persons at their last know or provided address:


--------------------------------------------------------------------------------
Page 9

     IF  TO  THE  SELLERS:

     Diane  Perkins

     IF  TO  PURCHASER:

     Keith  Balderson  or  Mark  George

9.2 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

9.3 EXPENSES. Each party shall bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of the Closing Documents and consummation of the Transaction.

9.4 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Nevada in connection with any action arising under or brought with respect to this Agreement.

9.5 COUNTERPARTS. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

9.6 HEADINGS. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

9.7 PRONOUNS, ETC. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

9.8 COMPLETE AGREEMENT. This Agreement, the Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

9.9 MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto. Prior to the Closing, the Sellers may amend any of the disclosure schedules referenced herein by giving the other party notice of such amendments. If such amended disclosures reveal material adverse information about the Company, Purchaser may terminate this Agreement without liability to the Sellers.

9.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction are consummated to the extent possible.


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Page 10

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        PURCHASER:
                                        ---------



                                        ----------------------------------------
                                        Navigator Ventures Inc.

                                        SELLERS:
                                        -------



                                        ----------------------------------------
                                        Diane Perkins


                                        ----------------------------------------
                                        Revoc Group II, Ltd.


                                        ----------------------------------------
                                        Confida Corporate Finance, Ltd.


                                        ----------------------------------------
                                        Jose Matto, Xpress, Ltd.


                                        ----------------------------------------
                                        Anna Virginia Chavez


                                        ----------------------------------------
                                        Arvimex, Inc.




--------------------------------------------------------------------------------
Page 11

                                   APPENDIX A
                                   ----------
                                INVESTMENT LETTER
                                  [CLOSING DATE]



____________
____________

Dear  Sir:

In connection with the purchase of 2,250,000 shares of the common stock (the "Shares") of Navigator Ventures Inc. (the "Corporation") by Diane Perkins, Revoc Group II, Ltd., Confida Corporate Finance, Ltd., Jose Matto, Xpress, Ltd., Anna Virginia Chavez, and Arvimex, Inc. (the "Purchasers") pursuant to a share purchase agreement dated the 4th of November, 2002 (the "Share Purchase
Agreement"), the undersigned (the "Purchaser"), hereby makes the following acknowledgments, representations and warranties:

     1. INVESTMENT INTENT. The Purchaser is acquiring the Shares for investment solely for his/her/its own account and not with a present view to any distribution, transfer or resale to others, including any "distribution" within the meaning of Securities Act of 1933, as amended, (the "Securities Act"). The Purchaser understands that the Shares have not and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of my representations made herein.

     2. FINANCIAL ABILITY. The Purchaser is financially able to bear the economic risks of an investment in the Corporation and has no need for liquidity in this investment. Furthermore, the financial capacity of the Purchaser is of such a proportion that the total cost of the Purchaser's commitment is not material when compared with his total committed capital. The Purchaser is financially able to suffer a complete loss of this investment.

     3. EXPERIENCE. The Purchaser has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to that evidenced by the Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting his own interests in connection with, the acquisition of the Shares.

     4. REVIEW OF PROSPECTUS AND FINANCIAL STATEMENTS. The Purchaser has been provided with and had the opportunity to review all filings made by the Corporation with the United States Securities and Exchange Commission, as disclosed in the Share Purchase Agreement and available at the SEC's web site at www.sec.gov.

     5. LIMITED PUBLIC MARKET. The Purchaser understands that a limited public market now exists for any of the securities of the Corporation and that the Corporation has made no assurances that a more active public market will ever exist for the Corporation's securities.

     6. RESTRICTED LEGEND. The Purchaser acknowledges that certificates representing the Shares will bear a legend substantially as follows:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.


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Page 12

     7. STOCK TRANSFER. The Purchaser is aware that stop-transfer instructions will be given to the transfer agent of the common stock of the Corporation to prevent any unauthorized or illegal transfer of the Shares.

     8. RELIANCE FOR EXEMPTIONS. The Purchaser understands that the Shares are being transferred to him pursuant to exemptions from the registration requirements of federal and applicable state securities laws and acknowledges that he is relying upon the investment and other representations made herein as the basis for such exemptions.

     9. ACCURACY OF PURCHASER REPRESENTATIONS. The Purchaser represents that the information and representations contained in this letter are true, correct and complete.

Dated:  [CLOSING  DATE]


                                            ------------------------------------
                                            Purchaser





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Page 13

                                  SCHEDULE 2.1
                                  ------------

                      SELLING SHAREHOLDER'S SHARE OWNERSHIP

                               Golden Apple      Adjusted     Navigator
Shareholder                    No. of Shares     Percentage   No. of Shares
-----------                    -------------     ----------   -------------

Diane Perkins                    38  Shares          37.9%          852,750
Revoc Group II, Ltd.             30  Shares          30.0%          675,000
Confida Corporate Finance,
 Ltd.                            15  Shares          15.0%          337,500
Jose Matto                       10  Shares          10.0%          225,000
Xpress, Ltd.                      3  Shares           3.4%           76,500
Anna Virginia Chavez              2  Shares           1.7%           38,250
Arvimex, Inc.                     2  Shares           2.0%           45,000
                                -----------         ------        ---------
Total                           100  Shares         100%          2,250,000




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Page 14

                                 SCHEDULE 3.1.12
                                 ---------------
                              COMPANY SEC DOCUMENTS



SEC  FILINGS
------------

FILING                      DATE OF FILING
------                      ----------------

Form SB-2 (as  amended)    Originally: February 26, 2001
                           Last Pre-Effective Amendment: July 18, 2001
                           Prospectus Supplement (424B3): August 8, 2001

Form 8-A12G                February 15, 2002

Form 10-QSB                February 15, 2002

Form 10-KSB                April 3, 2002

Form 10-QSB                May 20, 2002

Form 10-QSB                August 15, 2002





--------------------------------------------------------------------------------

                                 SCHEDULE 5.2.1

                       DIRECTORS OF PURCHASER UPON CLOSING

                       THE COMPANY DIRECTORS UPON CLOSING
                       ----------------------------------


1.  Diane Perkins, Chairman

2.  Jeffrey A. Rubinton, Secretary

3.  Saul Fraynhd, Vice Chairman

4.  Jose Matto

5.  Malcolm Wright







--------------------------------------------------------------------------------